Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

State or Country of
Name	Incorporation
Advanced Wirecloth, Inc.	Louisiana
Amclyde UK Limited	United Kingdom
Bowen Downhole LLC	Delaware
Bowen Downhole, Inc.	Delaware
Brandt Energy Environmental, L.P.	Texas
Brandt Interests, Inc.	Delaware
Brandt Oilfield Services (M) Sdn. Bhd.	Malaysia
Brandt Servicios Petroleros S.A.	Peru
Chargewood Limited	United Kingdom
Church Oil Tools, Inc.	Texas
Coil Services (North Sea) Limited	United Kingdom
Corlac Equipment Corp	Barbados
CTES, L.P.	Texas
Dreco DHT, Inc.	Delaware
Dreco Eastern Europe Ltd.	Canada
Dreco Energy Services Ltd.	Canada
Dreco International Finance (Barbados) Ltd.	Barbados
Dreco International Holdings Ltd.	Canada
Dreco LLC	Delaware
Drexel Oilfield Services (Middle East) L.L.C.	United Arab Emirates
Elmar Casing Limited	United Kingdom
Elmar Engineering Limited	United Kingdom
Elmar Far East Pty Ltd	Australia
Elmar Rental Limited	United Kingdom
Elmar Screens Limited	United Kingdom
Elmar Services (Middle East) Limited	United Kingdom
Elmar Services Limited	United Kingdom
Elmar Services Pty Ltd	Australia
Enaco Mudcat Systems Limited	United Kingdom
Enaco PLC	United Kingdom
Environmental Procedures Inc.	Delaware
Fiber Glass Systems Holdings, LLC	Delaware
Fiber Glass Systems, L.P.	Texas
Griffith Downhole Products GmbH	Germany
Harbin Star Fiberglass Ltd.	China
Herramientas Varco, S.A. de C.V.	Mexico
HITEC AS	Norway
Hydra Rig UK Limited	United Kingdom
Hydralift Amclyde, Inc.	Delaware
Hydralift AS	Norway
Hydralift BLM SA	France
Hydralift France SAS	France
Hydralift Holding UK Ltd.	United Kingdom
Hydra-Rig, Inc.	Delaware
Industrias National Supply C.A.	Venezuela
Inspecciones y Pruebas No Destructivs, S.A. de C.V.	Mexico
Lanzhou LS-National Oilwell Petroleum Engineering Co. Ltd.	China
Linalog Limited	United Kingdom
LLTT, Ltd.	Trinidad And Tobago
LSI Asia Pacific Pte. Ltd.	Singapore
M.S.D. de Venezuela, C.A.	Venezuela
Molde Produksjonssenter AS	Norway

State or Country of
Name	Incorporation
Mono Group	United Kingdom
Mono Group Pensions Trustees Limited	United Kingdom
Mono Pumps (Australia) Proprietary Limited	Australia
Mono Pumps Ltd.	United Kingdom
Mono Pumps New Zealand Limited	New Zealand
Morinoak International Limited	United Kingdom
Mud Rentals Limited	United Kingdom
National Oilwell (U.K.) Limited	United Kingdom
National Oilwell Algerie	Algeria
National Oilwell de Mexico S.A. de C.V.	Mexico
National Oilwell de Venezuela, C.A.	Venezuela
National Oilwell DHT, LP	Delaware
National Oilwell do Brasil LTDA	Brazil
National Oilwell France S.A.R.L.	France
National Oilwell Middle East Company	Canada
National Oilwell Norway AS	Norway
National Oilwell Nova Scotia Company	Canada
National Oilwell Ontario, LLC	Delaware
National Oilwell Services de Mexico, S.A. de C.V.	Mexico
National Oilwell Sogne AS	Norway
National Oilwell Varco International Trading (Shanghai) Co., Ltd.	China
National Oilwell Varco Petroleum Equipment (Shanghai) Co., Ltd.	China
National Oilwell Varco, L.P.	Delaware
National Oilwell-Netherlands B.V.	Netherlands
National Oilwlell Poland S.p.z.o.o.	Poland
National-Oilwell Canada Ltd.	Canada
National-Oilwell Pte. Ltd.	Singapore
National-Oilwell Pty. Ltd.	Australia
Natoil LLC	Delaware
Natoil, Inc.	Delaware
NOW (Barbados) SRL	Barbados
NOW (China), Inc.	Mauritius
NOW Canada, L.P.	Canada
NOW Downhole Tools, Inc.	Delaware
NOW International Nova Scotia Company	Canada
NOW International, Inc.	Delaware
NOW Nova Scotia Holdings, Inc.	Delaware
NOW Oilfield Services, Inc.	Delaware
Pesaka Inspection Services SDN.BHD.	Malaysia
Pressure Control Engineering Limited	United Kingdom
Procon Engineering Ltd.	United Kingdom
PT National Oilwell Indonesia	Indonesia
Recovery Systems Limited	United Kingdom
Remediation Management Services, L. C.	Texas
Rig Technology Limited	United Kingdom
Russell Sub-Surface Systems, Ltd.	United Kingdom
S.S.R. (International) Limited	United Kingdom
Screen Manufacturing Co. Ltd.	Trinidad And Tobago
Servicios Tubulares TT, S.A. de C.V.	Mexico
Servizi Ispettivi s.r.l.	Italy
Shaffer India Private Limited	India
Shanghai NOW-LS Engineering Consulting Co. Ltd.	China
Smart Screen Systems, Inc.	Minnesota
Specialty Tools Limited	United Kingdom
STAR Sudamtex Tubulares S.A. (Joint Venture)	Venezuela
Texas Oil Tools, Inc.	Nevada
The Brandt Company (U.K.) Limited	United Kingdom
The Brandt Company de Argentina S.A.	Argentina
TS&M Supply	Canada
TS&M Supply — Ontario	Canada

State or Country of
Name	Incorporation
TS&M Technical Sales & Maintenance Company	Canada
Tube-Kote, Inc.	Texas
Tubo-FGS, L.L.C.	Delaware
Tuboscope (Holding U.S.) Inc.	Delaware
Tuboscope (Thailand) Ltd.	Thailand
Tuboscope Brandt de Colombia	Colombia
Tuboscope Brandt de Venezuela C.A.	Venezuela
Tuboscope Canada	Canada
Tuboscope Holdings Limited	United Kingdom
Tuboscope Holdings UK Ltd.	United Kingdom
Tuboscope Mexico, S.A. de C.V.	Mexico
Tuboscope Norge AS	Norway
Tuboscope Pipeline Services Canada Inc.	Canada
Tuboscope Pipeline Services Inc.	Texas
Tuboscope Pipeline Services Limited	United Kingdom
Tuboscope Services, L.L.C.	Delaware
Tuboscope Servicios de Bolivia S.A.	Bolivia
Tuboscope Vetco (Deutschland) GmbH	Germany
Tuboscope Vetco (France) S.A.	France
Tuboscope Vetco (Osterreich) GmbH	Austria
Tuboscope Vetco (U.K.) Limited	United Kingdom
Tuboscope Vetco Canada Inc.	Canada
Tuboscope Vetco Captial Limited	United Kingdom
Tuboscope Vetco de Argentina S.A.	Argentina
Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda.	Brazil
Tuboscope Vetco Mexico, S.A. de C.V.	Mexico
Tuboscope Vetco Moscow	Russian Federation
Tuboscope Vetco Nigeria Limited	Nigeria
Tulsa Equipment Manufacturing Company	Oklahoma
TVI Holdings, L.L.C.	Delaware
V/I Canada, Inc.	Canada
Varco (Beijing) Co. Ltd.	China
Varco (UK) Limited	United Kingdom
Varco Al Mansoori Services Company LLC	United Arab Emirates
Varco BJ BV	Netherlands
Varco BJ FSC Inc	Barbados
Varco Canada Limited	Canada
Varco CIS	Russian Federation
Varco do Brasil Ltda.	Brazil
Varco I/P, Inc.	Delaware
Varco International de Venezuela, C.A.	Venezuela
Varco International do Equipamentos e Servicos Ltda.	Brazil
Varco International Inc. Pte. Ltd.	Singapore
Varco International Pte. Ltd.	Singapore
Varco Limited	United Kingdom
Varco Sara (India) Private Limited	India
Varco Shearer Inc.	Canada
Varco U.S. Holdings, Inc.	Delaware
Varco UK Acquisitions Limited	United Kingdom
Varco US Finance, Inc.	Delaware
Varco, L.P.	Delaware
VCR Panama Inc.	Panama
Vector Oil Tool Ltd.	Canada
Versatech International Ltd.	Canada
Vetco Coating GmbH	Germany
Vetco Enterprise AG	Switzerland
Vetco Pipeline Services Ltd.	Canada
Vetco Pipeline Services, Inc.	Texas
Vetco Saudi Arabia Ltd.	Saudi Arabia
Vetco Services Sendirian Berhad	Brunei Darussalam

State or Country of
Name	Incorporation
Vetco Technology GmbH	Germany
Woolley, Inc.	Texas
XST Holdings, Inc.	Texas

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